UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 18, 2010

GLOBAL AXCESS CORP
(Exact name of registrant as specified in its charter)

Nevada	000-17874	88-0199674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 Belfort Parkway, Suite 165, Jacksonville, Florida		32256
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(904) 280-3950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 18, 2010, Global Axcess Corp, a Nevada corporation (the "Company"), entered into a $17.0 million credit facility with Fifth Third Bank  ("Fifth Third").  The credit facility consists of three components:  (i) a term loan of $5.0 million, (ii) a draw loan of up to $2.0 million, and (iii) an equipment finance line of up to $10.0 million.

The term loan and the draw loan are covered by a Loan and Security Agreement, dated as of June 18, 2010 (the "Loan Agreement"), among the Company, Nationwide Money Services, Inc., Nationwide Ntertainment Services, Inc., EFT Integration, Inc. (all subsidiaries of the Company) and Fifth Third.

On the day of closing of the Loan Agreement, the Company issued a promissory note (the "Term Promissory Note") in the amount of $5.0 million to Fifth Third covering the amount disbursed pursuant to the term loan.   The Company will repay the amount borrowed over 36 months, beginning July 1, 2010, with 36 monthly principal payments plus accrued interest, with the final payment to be made on May 31, 2013.  The Term Promissory Note carries interest of LIBOR plus up to 400 basis points or 5.5%, whichever is greater, based on a ratio of the Company’s indebtedness to EBITDA.  The proceeds were used to pay off the balances on existing indebtedness to SunTrust Bank and Proficio Bank.  See Item 1.02 below.

Also on the day of the closing of the Loan Agreement, the Company issued a promissory note (the "Draw Promissory Note") to Fifth Third covering any amounts which might be disbursed pursuant to the draw loan, which can be a maximum of $2.0 million.  The Company can request disbursement from the draw loan in $200,000 increments at any time after the delivery of the Draw Promissory Note.  The Company will repay any amounts borrowed pursuant to the Draw Promissory Note over 18 months, beginning on the first day of the month following any draw, with 18 monthly principal payments plus accrued interest, with the final payment to be made no later than November 30, 2011.  The Draw Promissory Note carries interest of LIBOR plus up to 400 basis points or 5.5%, whichever is greater, based on a ratio of the Company’s indebtedness to EBITDA.  The proceeds of any amounts disbursed pursuant to the draw loan will be used to purchase DVD inventory for the Company’s DVD kiosk business line.

The Loan Agreement contains customary representations, warranties and covenants, including covenants on the following:  (1) due authorization; (2) compliance with laws; (3) absence of breach; (4) collateral ownership and limitation of liens; (5) preparation of financial statements; (6) litigation and taxes; (7) events of default; (8) ERISA obligations; (9) use of loan proceeds; (10) limitations on indebtedness, liens and certain investments; (11) limitations on changes in ownership structure; (12) dividends; (13) repurchases of shares; and (14) maintenance of certain accounts with Fifth Third.  The Loan Agreement, Term Promissory Note, and Draw Promissory Note also include customary default provisions, including, without limitation, payment defaults, cross-defaults to other material indebtedness, and bankruptcy and insolvency.  In general, upon an event of default, Fifth Third may, among other things, declare the outstanding principal and interest immediately due and payable.

Pursuant to the terms of the Loan Agreement and the Lease Agreement (as defined and described below), the Company granted Fifth Third a security interest in all of its assets, and the agreements are cross-collateralized.

A copy of each of the Loan Agreement, Term Promissory Note, and Draw Promissory Note are attached hereto as Exhibits 10.1, 10.2, and 10.3, respectively, and each such agreement is incorporated herein by reference.  The description of each of these agreements herein is qualified in its entirety by reference to each of these agreements.

The equipment finance line is covered by a Master Equipment Lease Agreement, dated as of June 18, 2010 (the "Lease Agreement"), among the Company, Nationwide Money Services, Inc., Nationwide Ntertainment Services, Inc., and Fifth Third.  The Lease Agreement and the corresponding equipment finance line available from Fifth Third, will be used to fund the purchases of up to $10.0 million of equipment (ATM and DVD kiosks), from time to time, and is available to the Company over a five year period.  The equipment line may also be used to support IT infrastructure. Borrowings made by the Company pursuant to this equipment line carry a term of one-year interest-only followed by an amortization of three years subsequent to each drawdown.  Currently, the interest rate on this line is calculated on the same formula as that in the Term Promissory Note and the Draw Promissory Note, but the Company anticipates entering into a SWAP agreement to lock in the interest rate on the equipment line.  The line is secured by any equipment that is purchased pursuant to the line.

A copy of the Lease Agreement is attached hereto as Exhibit 10.4, and such agreement is incorporated herein by reference.  The description of that agreement herein is qualified in its entirety by reference to that agreement.

A copy of the related press release is being filed as Exhibit 99.1 to this Form 8-K and is also incorporated herein by reference in its entirety.

Item 1.02.  Termination of a Material Definitive Agreement

Upon entering into the Loan Agreement described under Item 1.01 above, as of June 18, 2010, the Company repaid in full all outstanding borrowings under and terminated its (1) Credit and Security Agreement, dated as of December 23, 2009, with SunTrust Bank ("SunTrust") (the "First Prior Loan Agreement"), and (2) Loan and Security Agreement, dated as of December 29, 2009 (the "Second Prior Loan Agreement"), with Proficio Bank.  Brief descriptions of the material terms of the First Prior Loan Agreement and Second Prior Loan Agreement are set forth under Item 1.01 of that certain report on Form 8-K filed by the Company on December 30, 2009, which descriptions are incorporated herein by reference.  The Company paid approximately $40,000 in fees related to early termination related to the payoff of these loans.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 above is hereby incorporated by reference in response to this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Loan and Security Agreement, dated as of June 18, 2010, by and among Global Axcess Corp (and subsidiaries) and Fifth Third Bank.

10.2	Term Promissory Note, dated June 18, 2010, issued by Global Axcess Corp to Fifth Third Bank.

10.3	Draw Promissory Note, dated June 18, 2010, issued by Global Axcess Corp to Fifth Third Bank.

10.4	Master Equipment Lease Agreement, dated June 18, 2010, by and among Global Axcess Corp and Fifth Third Bank.

99.1	Press release, dated June 21, 2010, issued by Global Axcess Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL AXCESS CORP

By:  /s/ George McQuain

Name: George McQuain
Title:  Chief Executive Officer

Dated:  June 21, 2010